                                                                     Exhibit 4.2

                                 (Face of Note)  CUSIP No:749280AE3 [Restricted]
                                                        749280AF0 [Unrestricted]

                        12% Senior Secured Notes due 2006

No.                                                             [$__________]/1/
                                 RBX CORPORATION

promises to pay to _________________________ or registered assigns, the principal sum [of ___________ Dollars]/2/ [indicated on the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached hereto]/3/ on August 15, 2006.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1


                                                Dated: ___________ ____, 200_

                                                RBX CORPORATION


                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________




Certificate of Authentication:

This is one of the [Global] Notes
referred to in the within-mentioned Indenture:

State Street Bank and Trust Company



By:______________________________
   Authorized Signatory


Dated:  __________ ____, 200_


_________________________


/1/ To be included only on Definitive Notes

/2/ To be included only on Definitive Notes

/3/ To be included only on Global Notes

                                 (Back of Note)

                        12% Senior Secured Notes due 2006

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/4/

          [THIS NOTE HAS BEEN ISSUED IN AN OFFERING PURSUANT TO 11 U.S.C. (S) 1145 ("SECTION 1145") TO A PERSON OR ENTITY WHO MAY BE DEEMED TO BE (1) AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145 OR (2) AN "AFFILIATE" OR "CONTROL PERSON" OF THE ISSUER WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AS SUCH, THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE IN ACCORDANCE WITH THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE OR FEDERAL SECURITIES LAWS, (2) AN EXEMPTION FROM SUCH REGISTRATION (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR) OR (3) COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR).]/5/

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. RBX Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from the date of issuance until maturity; provided, however, that at the option of the Company, so long as no Default or Event of Default is then continuing, interest payments due on or prior to August 15, 2004, may be paid in the form of Additional Notes at a rate of 12% per annum in lieu of cash. The

___________________

/4/ To be included only on Global Notes deposited with DTC as Depositary

/5/ To be included only on Transfer Restricted Notes

Company will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to the holder of record on the immediately preceding February 1 or August 1 (each, a "Record Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, or in case of Additional Notes, from the date of issuance of such Additional Notes; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2002. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful (the "Default Rate"). In addition, the Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the Default Rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

      If the Company elects to exercise its right to make an interest payment in the form of Additional Notes, the Company must deliver to the Trustee, not less than 10 nor more than 45 days prior to the Record Date for the Interest Payment Date on which Additional Notes will be issued, an Officers' Certificate notifying the Trustee of its election to pay interest through the issuance of Additional Notes and the aggregate amount of such Additional Notes to be issued, and specifying the amount of Additional Notes to be issued through the issuance of Additional Definitive Notes, the amount to be issued through increases in the Restricted Global Note and the amount to be issued through increases in the Unrestricted Global Note. On or after the date of such Officers' Certificate but not less than 10 days prior to the relevant Interest Payment Date, the Company must deliver to the Trustee any Additional Definitive Notes to be issued, which Additional Definitive Notes must have been duly executed by the Company in the manner provided in Section 2.02 of the Indenture. If the Company has satisfied the conditions set forth herein for the payment of interest in the form of Additional Notes on the relevant Interest Payment Date, the Trustee will record increases in the Global Notes and authenticate Additional Definitive Notes, as appropriate, in the aggregate principal amounts required to pay such interest.

          Each Additional Note is an additional obligation of the Company and the Subsidiary Guarantors and shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount) and shall have the benefit of all Liens securing Notes.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of August 23, 2001 among the Company, the Subsidiary Guarantors and the Trustee (as such may be amended or supplemented from time to time, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Company limited to $25,000,000 in aggregate principal amount (except as otherwise provided in Section 2 of this Note relating to payment of interest by issuance of Additional Notes).

          5. Optional Redemption. The Company shall have the option to redeem the Notes, in whole or in part, at any time and from time to time, at the redemption price of 101% of principal amount, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          7.  Repurchase Offers.

              (a) Change of Control Offer. Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the

Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

          (b) Asset Sale Offer. The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (a) the Intercreditor Agreement is in effect and does not prohibit such Asset Sale and expressly provides that the Trustee has no right to restrict or permit, or approve or disapprove, such Asset Sale, or (b) in all other cases (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision,
(iii) subject to the Intercreditor Agreement, if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with Articles 10 and 11 of the Indenture, and (iv) the Company or the Subsidiary, as the case may be, applies the Net Proceeds as provided in the following paragraph.

          Subject to the Intercreditor Agreement, any such Net Proceeds may, at the option of the Company, be applied within 180 days of the related Asset Sale as follows:

                (i) to the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof ("Replacement Assets"); provided, that any Replacement Assets shall be owned by the Company or by the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens except Collateral Permitted Liens (and the Company or such Subsidiary Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Notes, securing its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture applicable to After-Acquired Property); or

                (ii) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of Net Insurance Proceeds received on account of such loss, damage or taking.

          Any portion of such Net Proceeds that is not used as described in subparagraphs (i) or (ii) above within such 180-day period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $3,000,000, the Company shall be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that Notes may be originally issued in such denominations as may be required under the Reorganization Plan or Section 4.01 of the Indenture and may be subsequently transferred in such denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar will be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

      9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or any Collateral Document may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded), or compliance with any provision of the Indenture, the Notes or any Collateral Document, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

      11. Defaults and Remedies. Each of the following constitutes an Event of Default under the Indenture: (i) default for 15 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply Sections 4.07, 4.08, 4.09, 4.10 or 4.14 of the Indenture;
(iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,500,000 or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $2,500,000, which judgments are not paid, discharged or stayed for a period of 30 days; (vii) default by the Company or any Subsidiary in the performance of the Collateral Documents which adversely affects the enforceability or validity of the Lien in the Collateral or which adversely affects the condition or value of the Collateral in any material respect, any repudiation or disaffirmation by the Company or any Subsidiary of its Obligations under the Collateral Documents or the determination in a judicial proceeding that any Collateral Document is unenforceable or invalid against the Company or any of its Subsidiaries for any reason; (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      12. Ranking, Subsidiary Guarantees and Security. The Notes will rank pari passu with all Indebtedness of the Company that is not subordinated to the Notes, including borrowings under the New Credit Agreement. The Notes will rank senior to any Indebtedness of the Company that is subordinated to the Notes. The Notes will be unconditionally guaranteed on a senior secured basis by each of the Subsidiary Guarantors. The Subsidiary Guarantees will rank pari passu with all Indebtedness of the Subsidiaries Guarantors that is not subordinated to such Subsidiary Guarantees, including guarantees of borrowings under the New Credit Agreement. The Subsidiary Guarantees will rank senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to such Subsidiary Guarantees. The Notes and the Subsidiary Guarantees will be secured by second priority Liens on substantially all of the assets of the Company and the Subsidiary Guarantors and the proceeds thereof, whether now owned or hereafter acquired.

      13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the holders of beneficial interests in the Restricted Global Note (as such may be amended from time to time, the "Registration Rights Agreement").

      18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                                 RBX Corporation
                              5221 ValleyPark Drive
                                Roanoke, VA 24019
                       Attention: Chief Financial Officer
                          Telephone No.: (703) 561-6012

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_____________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
              (Print or type assignee's name, address and zip code) and irrevocably appoint _____________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________________________________

Your Signature: ___________________________________________________________
                (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

              [_]  Section 4.07                  [_]  Section 4.08

              If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________

Date:  ______________                   Your Signature:_________________________

                                        (Sign exactly as your name appears on
                                        the Note)

                                        Tax Identification No.:_________________


Signature Guarantee.

                          SCHEDULE OF INCREASES OF, AND

                  EXCHANGES OF INTERESTS IN, THE GLOBAL NOTE/6/


              The following increases of this Global Note pursuant to the issuance of Additional Notes under Section 4.01 of the Indenture, or exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                          Principal Amount of         Signature of
                          Amount of decrease in  Amount of increase in     this Global Note            authorized
                           Principal Amount of    Principal Amount of       following such         officer of Trustee or
   Date of Exchange          this Global Note       this Global Note     decrease (or increase)       Note Custodian
  -------------------     ---------------------  ---------------------   ------------------------  ----------------------

____________________________________

/6/ To be included only on Global Notes

                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY SUBSEQUENT
                              SUBSIDIARY GUARANTORS

              Supplemental Indenture (this "Supplemental Indenture"), dated as of ___________ _____ 200_, by and among __________________, a ___________
_________ (the "New Subsidiary Guarantor"), RBX Corporation (or its permitted successor), a Delaware corporation (the "Company"), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

              WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as such may be amended or supplemented from time to time, the "Indenture"), dated as of August 23, 2001, providing for the initial issuance of $25,000,000 of 12% Senior Secured Notes due 2006 and the subsequent issuance of Additional Notes under Section 4.01 of the Indenture (collectively, the "Notes");

              WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances newly-acquired or created Subsidiaries of the Company shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

              WHEREAS, the New Subsidiary Guarantor is a Subsidiary of the Company; and

              WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Company, the existing Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

              NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

       1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

       2. Subsidiary Guarantees. Subject to the provisions of Article 12 of the Indenture, the New Subsidiary Guarantor, jointly and severally together with all other Subsidiary Guarantors (including, without limitation, each Subsidiary Guarantor that becomes a party to the Indenture after the date hereof by execution and delivery of a supplemental indenture), hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee (including, without limitation, all Additional Notes) and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "Guarantee Obligations"). Failing payment when due of any Guarantee Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Trustee or the Holders of Notes to accelerate the Guarantee Obligations of each Subsidiary Guarantor in the same manner and to the same extent as the Obligations of the Company. The New Subsidiary Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

       3. Execution and Delivery. Each Subsidiary Guarantor agrees that the Subsidiary Guarantees set forth in Article 12 of the Indenture and in any supplemental indentures will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees, and notwithstanding any failure of any Subsidiary Guarantor to execute such notation.

       4. Subsidiary Guarantor May Consolidate, Etc. on Certain Terms. The New Subsidiary Guarantor may not consolidate with or merge with or into another Person except as permitted under Section 12.03 of the Indenture.

       5. Releases. The New Subsidiary Guarantor may be released from its obligations under its Subsidiary Guarantee in certain circumstances as provided in the Indenture.

       6. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

       7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

       9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                         RBX CORPORATION


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         STATE STREET BANK AND TRUST COMPANY


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                         [EXISTING SUBSIDIARY GUARANTORS]


                                         [NEW SUBSIDIARY GUARANTOR]
                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________